ADDVANTAGE TECHNOLOGIES GROUP, INC.
                CODE OF BUSINESS CONDUCT AND ETHICS

     The honesty, integrity, and sound judgment of our directors, officers and employees is essential to ADDvantage Technologies' reputation and success.

     This Code of Business Conduct and Ethics is applicable to ADDvantage Technologies' directors, officers and employees. It provides a general statement of ADDvantage Technologies' expectations regarding the ethical standards to which our directors, officers and employees are expected top adhere. All such persons are expected to be familiar with this Code of Business Conduct and Ethics and may be asked from time to time to affirm their compliance with this Code of Business Conduct and Ethics and their agreement to adhere to its standards. This Code of Business Conduct and Ethics can also be found on our website at: www.addvantagetech.com.

     Unless the context otherwise requires, "ADDvantage Technologies", "Company", "we", "our" or "us" means ADDvantage Technologies Group, Inc. and its subsidiaries. Our Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer as well as all of our executive officers that are reporting persons under Section 16 of the Securities Exchange Act of 1934 shall be referred to herein as the "Designated Officers".

     This Code of Business Conduct & Ethics:

             * Requires the highest standards for honest and ethical conduct, including proper and ethical procedures for dealing with actual or apparent conflicts of interest between personal and professional relationships.

             * Requires full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by us with governmental and regulatory agencies.

             * Requires compliance with applicable laws, rules and regulations.

             * Addresses misuse or misapplication of our property and corporate opportunities.

             * Requires the highest level of confidentiality and fair dealing within and outside ADDvantage Technologies' environment.

             *   Requires reporting of any illegal behavior.

     I.     CONFLICTS OF INTEREST

            A "conflict of interest" occurs when your private interest interferes or appears to interfere in any with our interests. You are expected to avoid all situations that might lead to a real or apparent material conflict between your self-interest and your duties and responsibilities as an employee, officer or director of ADDvantage Technologies. Any position or interest, financial or otherwise, which could materially conflict with your performance as an employee, officer or director of ADDvantage Technologies, or which affects or could reasonably be expected to affect your independence or judgment concerning transactions between us and our customer, suppliers or competitors or otherwise reflects negatively on ADDvantage Technologies would be considered a conflict of interest. In dealing with current or potential customers, suppliers, contractors and competitors, you should act in our best interests to the exclusion of your personal advantage. Any transaction in which an employee, director or officer may have a conflict of interest must be approved on a case-by-case basis by the Audit Committee of the Board of Directors, which approval will require the Committee to determine in its sole discretion that such transaction is fair as to, and in the best interests of, the Company and its stockholders.

     Directors, officers and employees are expected to make prompt and full disclosure in writing to our Chief Financial Officer, or the Chairman of the Audit Committee in lieu thereof, of any potential conflict of interest, which disclosure shall be made prior to accepting any such position or commencing any such transactions. In this regard, you should also disclose all new directorships or potential directorships to the Chairman of the Board of Directors in order to avoid any conflicts of interest.

     Using confidential information about us or our businesses, directors, officers, employees, customers, consumers or suppliers for personal benefit or disclosing such information to other outside your normal duties is prohibited. You are also prohibited from:

              * Personally benefiting from opportunities that are discovered through the use of our property, contacts, information or position.

              * Accepting outside employment, or engaging in a business
                (including consulting or similar arrangements) that may conflict with the performance of your duties or ADDvantage Technologies' interest; and

              * Soliciting, demanding, accepting or agreeing to accept anything of value from any person in conjunction with the performance of your employment or duties at ADDvantage Technologies, as further describe below.

     Directors, officers and all other employees should not solicit, demand, accept or agree to accept gifts, gratuities, favors or other benefits that might affect or appear to affect the exercise of their judgment on our behalf. Any substantial gift or favor offered by an actual or potential client, contractor, or provider of good or services, lender, security holder, or other affiliate, whether it be in a tangible form or in the form of a service or an individual benefit, should be refused unless acceptance of such gift or favor has been approved in advance by the Audit Committee. This prohibition is not intended to apply to ordinary courtesies of business life, such as token gifts of insubstantial value (i.e., less than $200 from any one person in any calendar year), modest entertainment incidental to a business relationship, or the giving or receipt of normal hospitality of a social nature.

     II.  FAIR DEALING

     Directors, officers and all other employees should undertake to deal fairly with our customers, suppliers, competitors and employees. Additionally, no one should take advantage of another through manipulation, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practices.

     Each director and employee, including the Designated Officers, must disclose prior to or at their time of hire the existence of any employment agreement, non-compete or non-solicitation agreement, confidentiality agreement or similar agreement with another entity (including former employers) that would in any way restrict or prohibit the performance of any duties or responsibilities of their positions with us. Copies of such agreements should be provided to the Chief Financial Officer to permit evaluation of the agreement in light of your position with us. In no event shall you use any trade secrets, proprietary information or other similar property, acquired in the course of your employment with another employer, in the performance of your duties for or on behalf of ADDvantage Technologies Group, Inc.

     III.  CONFIDENTIALITY

     Nonpublic information regarding us or our businesses, employees, customers and suppliers is confidential. As a director, officer or employee, you are trusted with confidential information. You are only to use such confidential information for the business purpose intended. You are not to share confidential information with anyone outside of ADDvantage Technologies, including family and friends, or with other employees who do not need the information to carry out their duties. You remain under an obligation to keep all information confidential even if your employment with us ends.

     The following is a non-exclusive list of confidential information:

              * Trade secrets, which include any business or technical
                information, such as formula, program, method, technique, compilation or information that is valuable because it is not generally known.

              * All rights to any invention or process developed by an employee using our facilities or trade secret information, from any work for us, or relating to our business, is considered to be "work-for-hire" under the United States copyright laws and shall belong to us.

              * Proprietary information such as customer lists and customers'
                confidential information.

     Public and media communications involving ADDvantage Technologies Group, Inc. must be made only by our Chief Executive Officer or his degree.

     IV.  PROTECTION AND PROPER USE OF OUR PROPERTY

     All directors, officers and employees should protect our property and assets and ensure their efficient and proper use. Theft, carelessness and waste can directly impact our profitability, reputation and success. Permitting our property (including data transmitted or stored electronically and computer resources) to be damaged, lost, or used in an unauthorized manner is strictly prohibited. You may not use our corporate stationary for personal purposes.

     V.  ACCURATE AND TIMELY PUBLIC DISCLOSURE

     We are committed to providing investors with full, fair, accurate, timely, clear and understandable disclosure in the reports that we are required to file with the Securities and Exchange Commission and in other public communications that we make. To this end, we expect all directors and employees, including Designated Officers, to conduct themselves in such a way to ensure the Company will:

              * comply with generally accepted accounting principles at all times;

              * maintain books and records that accurately and fairly reflect our transactions; and

              * prohibit the establishment of any undisclosed or unrecorded funds or assets.

     In particular, the Designated Officers shall:

              * maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;

              * maintain a system of disclosure controls and procedures that will provide reasonable assurances to management that material information about us is made known to management, particularly during the periods in which our periodic reports are being prepared; and

              * present information in our periodic reports and other public communications in full, fair, accurate, timely, clear and understandable manner and in compliance with the letter and spirit of the applicable securities laws for the protection of ADDvantage Technologies and its stockholders.

     VI.  COMPLIANCE WITH LAWS, RULES & REGULATIONS

     We strive to comply with all laws, rules and governmental regulations applicable to us, including, without limitation, any applicable rules of the stock market on which our securities are traded (e.g., American Stock Exchange). We expect all employees, including Designated Officers, to obey the laws of the cities, states and countries in which we operate. Although you are not expected to know the details of all of these laws, it is important to know enough to determine when to seek advice from appropriate sources. The following are intended to give certain guidance about how you should conduct yourself when performing your job and directing other who have responsibility for these matters.

     A.  Antitrust

     We do business globally in a very highly competitive industry. Our activities are subject to the antitrust and competition laws of the United States and the various states and countries in which we do business. In general, those laws prohibit agreements or actions that may restrain trade or reduce competition. Examples of possible violations of these laws include agreements with competitors to fix or control prices, to boycott specified suppliers or to allocate products, territories or markets. Special care should be taken to ensure that any contact with representatives of our competitors, suppliers and other with whom we do business will not be viewed as a violation of any antitrust law.

     B.  Insider Trading

     Any information about us that is not public should be considered confidential. Employees with access to confidential information may not use or share that information with other for stock trading purposes or for any other purpose except the conduct of our business. The prohibition on insider trading applies to our securities as well as those of other companies if an employee learns of material non-public information about those other companies in the course of performing his or her duties for us. Using non-public information for personal financial benefit or tipping others who might use it to make an investment decision is both unethical and illegal. Any questions concerning the propriety of participating in a ADDvantage Technologies or other security transaction should be directed to our Chief Financial Officer.

     C.  International Business Practices

     We transact business outside of the United States. In addition to the laws of those particular countries where we conduct business, the United States has certain restrictions on the conduct of foreign business. The Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to a foreign official, foreign candidate for political office or foreign political party for the purpose of improperly causing the foreign official, candidate or political party to act or cause another person to act for the benefit of the Company or a subsidiary. "Foreign officials" may include employees of state owned foreign companies as well as government officials. Other restrictions exist on the export of technology and on doing business with certain countries which are under sanctions. Persons whose job subjects them to interactions with foreign countries and foreign based companies should seek legal counsel when transacting business outside of the United States.

     D.  Employment Discrimination

     Our workforce is diverse and reflective of society. All employees should respect the rights and cultural differences of other individuals. It is our policy not to discriminate against any person because of age, race, color, sex, religion, disability, national origin, or other classes protected by applicable federal, state or local law. Harassment of any such type will not be tolerated.

     E.  Travel and Entertainment

     Travel and entertainment should be consistent with the needs of business and be in accordance with the Company's published Business Travel Policy. An employee should neither lose nor gain financially as a result of business travel and entertainment. Reports filed reflecting the nature and extent of expenses incurred for travel and entertainment should be accurate. Persons who approve such reports should take reasonable steps to ensure their accuracy.


     VII.  REPORTING VIOLATIONS

     Any known or suspected violation of any laws, government regulations or this Code of Business Conduct and Ethics must be reported promptly to the Company's Chief Financial Officer or the Chairman of the Audit Committee in lieu thereof. Reports may be in person or in writing and may be submitted on an anonymous basis. Reporting any such violations will not subject you to discipline absent a knowingly false report. The Chairman of the Audit Committee will investigate and report of such alleged violations and, following investigation, of his conclusions and recommendations regarding the alleged violation. If approved by the Audit Committee, the Chairman of the Audit Committee will refer investigation and reporting responsibilities elsewhere.

     VIII.  ACCOUNTABILITY

     Directors, officers and employees of the Company are expected to follow this Code of Ethics at all times. Any such persons who violate any laws, governmental regulations or this Code will face appropriate, case specific disciplinary action, as determined by the Audit Committee, which may include demotion or discharge. The matter also may be referred to appropriate governmental agencies.

     IX.  ADMINISTRATION

     The Audit Committee is responsible for the standards set forth in this Code of Ethics and may, in its discretion, update it from time to time. Any amendments will be publicly disclosed on our website and in accordance with the rules of the Securities and Exchange Commission. The Audit Committee of the Board of Directors may waive any violation of this Code of Ethics for employees other than directors or executive officers must be approved by the Company's Board of Directors and publicly disclosed in accordance with the rules of the Securities and Exchange Commission.


     DATED and consented to as of the 6th day of March, 2006.


     /s/ David E. Chymiak                /s/ Kenneth A. Chymiak
     --------------------------------    ---------------------------
     David E. Chymiak                    Kenneth A. Chymiak


     /s/ Stephen J. Tyde                 /s/ Freddie H. Gibson
     --------------------------------    ---------------------------
     Stephen J. Tyde                     Freddie H. Gibson


     /s/ Henry McCabe
     --------------------------------
     Henry McCabe